64142.000015 EMF_US 48030855v2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 6, 2013 (November 5, 2013)

CAPLEASE, INC.

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32039 (Commission File Number)	52-2414533 (IRS Employer Identification No.)

1065 Avenue of the Americas
New York, New York 10018

(Address of principal executive offices, including zip code)

(212) 217-6300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

After the close of trading on November 5, 2013, at the request of CapLease, Inc. (the “Company”) and in connection with the completion of the Company’s merger with an affiliate of American Realty Capital Properties, Inc., the New York Stock Exchange (the “NYSE”) suspended trading of the Company common stock and Company preferred stock on the NYSE. In addition, on November 6, 2013, the NYSE filed with the Securities and Exchange Commission (the “SEC”) a notification of removal from listing on Form 25 with respect to the Company common stock and Company preferred stock. The Company intends to file with the SEC a certificate on Form 15 requesting deregistration of the Company common stock and Company preferred stock under Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFARI ACQUISITION, LLC

(as successor to CapLease, Inc.)

By:	/s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Authorized Person

Date: November 6, 2013